Exhibit 99.1
ARMANINO McKENNA LLP
Certified Public Accountants & Consultants
12667 Alcosta Blvd., Suite 500
San Ramon, CA 94583-4427
ph: 925.790.2600
fx: 925.790.2601
www.amllp.com
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
W&W Communications, Inc. and Subsidiaries
Sunnyvale, California
We have audited the accompanying consolidated balance sheets of W&W Communications, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, redeemable preferred stock, stockholders’ deficit and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of W&W Communications, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Armanino McKenna LLP
ARMANINO McKENNA LLP
February 24, 2009

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2007 and 2006

	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$3,359,991	$1,319,716
Accounts receivable	483,937	202,425
Inventory	320,587	41,211
Prepaid expenses and other current assets	144,061	41,562

Total current assets	4,308,576	1,604,914

Property and equipment, net	163,544	121,928

Total assets	$4,472,120	$1,726,842

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$370,086	$207,143
Accrued expenses	1,007,969	706,986
Deferred revenue	1,129,707	533,959
Current portion of notes payable	285,594	221,956
Secured convertible promissory notes	6,505,000	—

Total current liabilities	9,298,356	1,670,044

Long-term notes payable, net of current portion and unamortized discount	—	285,594

Total liabilities	9,298,356	1,955,638

Redeemable preferred stock; $0.0001 par value, 21,526,613 shares authorized;
Series A convertible preferred stock, 8,563,650 shares designated and 8,025,021 shares outstanding at December 31, 2007 and 2006; aggregate liquidation preference of $1,474,999 at December 31, 2007 and 2006;	1,486,914	1,486,914
Series B convertible preferred stock, 12,962,963 shares designated and 12,951,843 outstanding at December 31, 2007 and 2006; aggregate liquidation preference of $3,496,999 at December 31, 2007 and 2006	3,496,999	3,496,999

Total redeemable preferred stock	4,983,913	4,983,913

Stockholders’ deficit
Common stock, $0.0001 par value, 53,662,963 and 50,000,000 shares authorized at December 31, 2007 and 2006, respectively; 21,117,260 and 20,659,135 shares issued and outstanding at December 31, 2007 and 2006	118,138	102,120
Additional paid-in capital	172,689	62,126
Cumulative translation adjustment	1,665	2,042
Accumulated deficit	(10,102,641)	(5,378,997)

Total stockholders’ deficit	(9,810,149)	(5,212,709)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$4,472,120	$1,726,842

The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2007 and 2006

	2007	2006
Revenue	$2,818,944	$1,308,525

Operating expenses
Costs of revenue	786,904	737,928
General and administrative	1,323,708	934,195
Sales and marketing	972,021	685,616
Research and development	4,058,737	2,792,977

Total operating expenses	7,141,370	5,150,716

Operating loss	(4,322,426)	(3,842,191)

Other income (expense)
Other income	2,136	702
Other expense	(54,590)	—
Interest expense	(347,164)	(68,751)

Total other expense, net	(399,618)	(68,049)

Loss before provision for income taxes	(4,722,044)	(3,910,240)

Provision for income taxes	(1,600)	(1,600)

Net loss	$(4,723,644)	$(3,911,840)

The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS. AND SUBSIDIARIES
Consolidated Statements of Redeemable Preferred Stock, Stockholders’ Deficit and Comprehensive Loss
For the Years Ended December 31, 2007 and 2006

	Redeemable Preferred Stock							Additional	Cumulative		Total
	Series A Convertible		Series B Convertible			Common Stock		Paid-in	Translation	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Total	Shares	Amount	Capital	Adjustment	Deficit	Deficit
Balance at January 1, 2006	6,528,833	$1,163,817	—	$—	$1,163,817	17,910,385	$94,589	$829	$1,193	$(1,467,157)	$(1,370,546)
Compensation expense recognized in accordance with FAS123R	—	—	—	—	—	—	—	61,297	—	—	61,297
Exercise of common stock options	—	—	—	—	—	2,748,750	7,531	—	—	—	7,531
Issuance of Series A convertible preferred stock	1,496,188	275,000	—	—	275,000	—	—	—	—	—	—
Series A preferred stock warrants issued in satisfaction of accrued interest on long term debt	—	48,097	—	—	48,097	—	—	—	—	—	—
Issuance of Series B convertible preferred stock	—	—	12,951,843	3,496,999	3,496,999	—	—	—	—	—	—
Comprehensive loss:
Currency translation adjustment	—	—	—	—	—	—	—	—	849	—	849
Net loss	—	—	—	—	—	—	—	—	—	(3,911,840)	(3,911,840)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	(3,910,991)

Balances at December 31, 2006	8,025,021	1,486,914	12,951,843	3,496,999	4,983,913	20,659,135	102,120	62,126	2,042	(5,378,997)	(5,212,709)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	458,125	46	11,473	—	—	11,519
Share-based compensation to employees and non-employees	—	—	—	—	—	—	—	99,090	—	—	99,090
Vesting of early exercise options	—	—	—	—	—	—	15,972	—	—	—	15,972
Comprehensive loss:
Currency translation adjustment	—	—	—	—	—	—	—	—	(377)	—	(377)
Net loss	—	—	—	—	—	—	—	—	—	(4,723,644)	(4,723,644)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	(4,724,021)

Balances at December 31, 2007	8,025,021	$1,486,914	12,951,843	$3,496,999	$4,983,913	21,117,260	$118,138	$172,689	$1,665	$(10,102,641)	$(9,810,149)

The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Net loss	$(4,723,644)	$(3,911,840)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	37,401	30,569
Share-based compensation to employees and non-employees	99,090	61,297
Non-cash interest expense	299,516	17,940
Change in inventory reserve	—	94,448
Changes in operating assets and liabilities
Accounts receivable	(281,512)	(127,830)
Inventory	(279,376)	(25,381)
Prepaid expenses and other current assets	(102,499)	(23,127)
Accounts payable	162,943	89,928
Accrued expenses	38,502	149,067
Deferred revenue	595,748	227,709

Net cash used in operating activities	(4,153,831)	(3,417,220)

Cash flows from investing activities
Purchases of property and equipment	(79,394)	(75,991)

Cash flows from financing activities
Borrowing under long-term debt	—	600,000
Proceeds from issuance of secured convertible promissory notes	6,505,000	—
Repayment on notes payable	(243,019)	(357,293)
Proceeds from issuance of common stock pursuant to exercise of stock options	11,519	7,531
Proceeds from issuance of preferred stock, net of issuance costs	—	3,771,999

Net cash provided by financing activities	6,273,500	4,022,237

Net increase in cash and cash equivalents	2,040,275	529,026

Cash and cash equivalents at beginning of year	1,319,716	790,690

Cash and cash equivalents at end of year	$3,359,991	$1,319,716

Supplementary disclosures of cash flow information
Cash paid during the year for interest	$68,711	$50,811
Cash paid during the year for income taxes	$1,600	$1,600

Non-cash transactions
Fair value of warrants issued in connection with sale of Series A convertible preferred stock	$—	$48,097
The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies
      Organization
W&W Communications, Inc. was incorporated December 19, 2001 under the laws of California. W&W Communications, Inc. and its subsidiaries DSP Research, Inc. and W&W Communications, Inc. China, (collectively the “Company”) are in the business of computer software and hardware development and distribution. W&W Communications, Inc. was established in 2003 by a team of leading professionals with over a century of collective industry experience in the video, networking and telecommunications industry. W&W Communications is headquartered in the heart of Silicon Valley, in Santa Clara, California and operates offices in Beijing, China and Madrid, Spain.
W&W Communications, Inc. China (a Chinese corporation) was incorporated in June 2005 under the laws of China for the purpose of computer software development.
DSP Research, Inc. was incorporated January 1, 1991 under the laws of California. DSP Research, Inc. is in the business of computer software and hardware development. W&W acquired DSP Research, Inc. in 2003.
Principles of consolidated financial statements
The consolidated financial statements include the accounts of W&W Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The consolidated financial statements and accompanying notes include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable and obsolete or slow-moving inventory, and determination of the fair value of stock awards issued. Actual results could differ from those estimates.
Cash equivalents
Cash and cash equivalents include all cash balances and highly liquid investments with a purchased maturity of three months or less.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies (continued)
      Fair value of financial instruments
The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses, approximate their fair values due to their short maturities. The carrying value of debt approximates fair value and is based on borrowing rates currently available with similar terms and average maturities.
Advertising expense
The Company expenses advertising costs, as incurred. The Company did not incur any significant advertising expenses during the years ended December 31, 2007 and 2006.
Inventories

Inventories are stated at lower of cost (first-in, first-out) or market value.
Accounts receivable and allowance for doubtful accounts
The Company’s receivables are unsecured. The Company evaluates the collectibility of its accounts receivable based on known collection risks and historical experience. Management believes that all accounts receivable are collectible and therefore, no such allowance is deemed necessary.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with a creditworthy institution. Management believes that these institutions are financially sound and, accordingly minimal credit risk exists.
The Company’s accounts receivables are derived from its proprietary license sales and hardware sales with customers located in the United States and abroad. Accounts receivable are comprised of billed receivables arising from recognized or deferred revenues. The Company does not require collateral and maintains allowances for potential credit losses when deemed necessary. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience, such losses have been nominal and within management’s expectations.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies (continued)
Concentration of credit risk (continued)
The Company’s accounts receivable and net revenues are derived from a large number of direct customers. Customer concentrations consisted of the following as of and for the year ended December 31:

	2007	2006

Revenue
Freescale Semiconductor, Inc.	30%	*
General Dynamics, Inc.	31%	47%

Accounts receivable
Micron Technology, Inc.	21%	*
Broadcast Sports Technology, Inc.	26%	33%
SIP Multi Media, Inc.	*	32%

*	-Represents less than 10%
Foreign currency translation
The functional currency of the Company’s subsidiaries is their local currency. The assets and liabilities of foreign subsidiaries are translated from their respective functional currencies into U.S. dollars at the current exchange rate at the end of each reporting period. Revenues and expenses are translated at the average exchange rate prevailing during the period.
Gains and losses resulting from the translation of the foreign subsidiaries’ financial statements are reported as a separate component of stockholders’ equity. Net gains and losses resulting from foreign exchange transactions were not material for any of the periods presented.
Revenue recognition
The Company derives revenue primarily from four principal sources: product sales, royalty fees, contracts and service contracts. The Company recognizes revenues for product sales involving the sale of hardware products that include software solutions in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”, under which revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or service rendered, the fee is fixed and determinable, collectibility is reasonably assured.
Revenue from service contracts consists of fees for providing engineering support services, and are recognized ratably over the term of the support agreement, which is usually 12 months. Revenue from service contracts consists of designing software, development and customization of the licensed software in accordance with Statement of Position (SOP) 97-2 Software Revenue Recognition.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies (continued)
Software development costs
The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“FAS 86”). FAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. With respect to the Company’s software development process, technological feasibility is established upon completion of a working model.
To date, the Company’s products have been released shortly after reaching technological feasibility. Therefore, development costs incurred after completion of a working model and prior to general release have not been significant. Accordingly, from its inception through December 31, 2007, the Company has not capitalized any software development costs.
Research and development
Research and development costs related to hardware and software products are expensed as incurred and consist primarily of compensation and related costs incurred in connection with these development activities.
Property and equipment
Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets ranging from five to seven years. Leasehold improvements are amortized over the shorter of the asset life or lease term. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Maintenance and repairs are charged to expense in the period incurred.
Impairment of long-lived assets
The Company periodically evaluates potential impairments of its long-lived assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). The Company evaluates long-lived assets, for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies (continued)
Income taxes
The Company accounts for income taxes under an asset and liability approach as set forth in SFAS No. 109, Accounting for Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the tax basis used for income tax purposes, and operating loss and tax credit carry-forwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is considered more likely than not to be realized.
The Company accounts for income taxes using the asset and liability approach as set forth in SFAS No. 109. The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future change in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.
On January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, or FIN 48. Prior to the adoption, the Company’s policy was to establish reserves that reflected the probable outcome of known tax contingencies. The effects of the resolution, if any, were recognized as changes to the effective income tax rate in the period of resolution. Under FIN 48 the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely to be realized upon ultimate settlement.
The adoption of FIN 48 resulted in a reclassification of certain tax liabilities from current to non-current and had no cumulative impact to accumulated deficit. As of December 31, 2007, the Company had $488,000 of liabilities for unrecognized tax benefits. All of this amount, if realized, would impact net deferred asset carryforwards.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1. Organization and Summary of Significant Accounting Policies (continued)
Stock-based compensation
On January 1, 2006, the Company adopted SFAS No. 123(R), “Accounting for Stock-Based Compensation (“SFAS No, 123R”), which requires measurement of the cost of employee or director services received in exchange for all equity awards granted based on the fair market value of the award on the grant date. Under this standard, the fair value of each employee stock option is estimated on the date of grant using an options pricing model. The Company currently uses the Black Scholes valuation model to estimate the fair value of their share-based payments. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate and expected dividends. Given the Company’s limited history, the Company used comparable companies to determine volatility.
The expected life of the options is based on the average period the stock options are expected to remain outstanding based on the options vesting term, contractual terms, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (“SAB”) No. 107, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The risk-free interest rate assumption is based on published interest rates for U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant appropriate for the terms of the Company’s stock options. The dividend yield assumption is based on the Company’s history and expectation of no dividend payouts.
Stock-based compensation expense recognized in the Company’s financial statements is based on awards that are expected to vest. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company will evaluate the assumptions used to value stock awards on an annual basis.
Share-based awards issued to non-employees are accounted for in accordance with the provisions of SFAS No. 123 (R) and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”
Other comprehensive income (loss)
The Company reports comprehensive income or loss in accordance with the provisions of Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income”, which establishes standard for reporting comprehensive income and its components in the consolidated financial statements. Other comprehensive income consists of foreign currency translation gains and losses. Total comprehensive income and the components of accumulated other comprehensive income are presented in the accompanying consolidated statements of stockholders’ equity (deficit).

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

2. Inventory
Inventories, net of provisions consisted of the following as of December 31:

	2007	2006
Finished goods inventory	$310,595	$41,211
Inventory in transit	9,992	—

Total inventory, net	$320,587	$41,211

3. Property and Equipment
Property and equipment consist of the following as of December 31:

	2007	2006
Computer and equipment	$211,196	$132,743
Furniture and fixtures	16,931	16,931
R&D equipment	2,884	2,319

	231,011	151,993
Less: accumulated depreciation	(67,467)	(30,065)

Property and equipment, net	$163,544	$121,928

Depreciation expense totaled $37,401 and $30,569 for the years ended December 31, 2007 and 2006, respectively.
4. Accrued Expenses
Accrued expenses consisted of the following as of December 31:

	2007	2006
Accrued vacation	$104,073	$48,949
Accrued salaries and commissions	572,074	587,160
Accrued interest	285,858	—
Other accrued charges	45,964	70,877

Total accrued expenses	$1.007,969	$706,986

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

5. Notes Payable
In February 2006, the Company entered into a loan and security agreement with a lender that allows for borrowings up to $600,000. The loan is secured by all assets of the Company. The loan agreement does not require the Company to comply with any financial covenants. Borrowings bear interest at the rate of 11% per annum and mature on December 1, 2008.

	2007	2006
Total debt outstanding	$294,766	$537,706
Less: unamortized discount on fair value of warrant	(9,172)	(30,156)

Total	$285,594	$507,550

The Company granted the lender a warrant to purchase 391,730 shares of series A preferred stock of the Company with an exercise price at $0.1838. The warrant is exercisable for 7 years from the date of issuance. The fair value of such warrants was estimated at approximately $48,096 using the Black-Scholes valuation model with the following assumptions: a volatility of 69.2%, a contractual life of 7 years, no dividend yield, and a risk-free interest rate of 4.7%. This fair value is treated as a loan discount and is being amortized to interest expense over the life of the loan.
6. Secured Convertible Promissory Notes
In March 2007, the Company borrowed under secured convertible promissory notes from its current preferred stock investors totaling $1,505,000, which accrues interest at the rate of 8.25% per annum. Interest payments were due at maturity date in March 2008, along with principal payments. Accrued interest on the Notes was $98,990 at December 31, 2007. In May 2008, the Company amended the existing notes to convert the notes into shares of the Company’s Series B preferred stock at $0.27 per share (see Note 12 Subsequent Events).
In August 2007, the Company borrowed under a secured convertible promissory note of $5,000,000, which accrues interest at the rate of 10% per annum. Interest payments were due at maturity date in August 2009, along with the outstanding principal. This note along with any accrued interest can be converted into shares of the Company’s Series C redeemable convertible preferred stock or other similar equity securities, such that the holder’s ownership interest of Series C preferred stock or equity securities will not exceed 14.99% of the outstanding capital stock of the Company on a fully diluted basis, upon receipt by the Company of an additional $2,000,000 in qualified financing, or at the option of the holder. Accrued interest on the note was $187,500 at December 31, 2007.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

7. Redeemable Preferred Stock
The rights, preferences and privileges of the Series A, convertible preferred stock (“Series A”), and Series B convertible preferred stock (“Series B”) (collectively “Preferred Stock”) are as follows:
Dividends
The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in-preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.014704 per share of Series A preferred stock and $0.0216 per share of Series B preferred stock per annum. Such dividends shall be payable only when as and if declared by the Board of Directors and shall not be cumulative. No dividends on preferred stock or common stock have been declared by the Board from inception through December 31, 2007.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to be received, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, $0.27 and $0.1838 per share plus all declared and unpaid dividends for Series B and Series A preferred stock, respectively. If, upon the occurrence of such event, the available funds and assets to be distributed to the holders of the preferred stock and common stock, pro-rata based on the numbers of shares of common stock (issued or issuable upon conversion of Series A preferred stock) held by each until all amounts received by the holders of Series B preferred stock equals $0.81 per share and Series A preferred stock equals $0.5514 per share (as adjusted for an stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares).
Conversion
Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price $0.1838 or Series B original issue price $0.27 by the conversion price per share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial conversion price per share shall be $0.1838 for shares of Series A, and the initial Conversion Price for the Series B preferred stock shall be $0.27. The conversion price is subject to adjustment for certain dilutive issuances, splits, and combinations.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

7. Redeemable Preferred Stock (continued)
Conversion (continued)
Each share of Preferred Stock will automatically convert into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (a) the closing of a public offering of common stock with gross proceeds of at least $7,500,000, or (b) the date of written consent or agreement of the holders of a majority of the then outstanding shares of Series B and Series A preferred stock, voting as a separate series.
Voting rights
Each shareholder of the preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock can be converted. The holders of Series A, voting as a separate class, may elect two members of the Board of Directors of the Corporation. The holders of Series B, voting as a separate class, may elect one member to the Board of Directors of the Corporation. The holders of common stock, voting as a separate class can elect two members and the remaining board seats are elected by all holders of common or preferred stock voting as a single class.
Redemption
To the extent that any outstanding shares of Preferred Stock have not been redeemed or repurchased by the Corporation or converted into common stock prior to July 14, 2011 (the “Redemption Availability Date”), the Corporation shall, upon receiving, at any time within forty-five (45) days of the Redemption Availability Date, a written request for the redemption of the Preferred Stock signed by the holders of at least a majority of the Preferred Stock, voting together as a separate class on an as converted to common stock basis (the “Redemption Request”), redeem from any source of funds legally available therefore at the redemption price, on the date (the “First Redemption Date”) that is six (6) months following its receipt of such written Redemption Request, and on each of the two successive anniversaries of the First Redemption Date (each of such three redemption dates is referred to herein generically as a “Redemption Date”), that number of shares of Preferred Stock that is equal to thirty-three and thirty-three hundredths percent (33.33%), rounded downward to the nearest whole share (except that the third redemption installment shall be for any remaining balance) of the shares of Preferred Stock that are outstanding on the date the Corporation

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

7. Redeemable Preferred Stock (continued)
Redemption (continued)
receives such first written Redemption Request, until all outstanding shares of Preferred Stock have been redeemed, purchased or converted into common stock as provided in Section 3 hereof; provided, however, that the Corporation, at its sole option and discretion, may, upon reasonable notice, redeem greater numbers (including all) of the outstanding shares of Preferred Stock, at the redemption prices at any time on or after the Corporation’s receipt of such written Redemption Request, to the extent permitted by law. If the holders of Preferred Stock fail to elect redemption within forty-five (45) days of the Redemption Availability Date, then the shares of Preferred Stock shall no longer be redeemable. The redemption price for each share of Series B Preferred Stock shall be an amount equal to the Series B Original Issue Price, plus all declared and unpaid dividends thereon (as appropriately adjusted for any stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares). The redemption price for each share of Series A preferred stock shall be an amount equal to the Series A Original Issue Price, plus all declared and unpaid dividends thereon (as appropriately adjusted for any stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares). If upon any redemption date scheduled as described above for the redemption of Preferred Stock, the funds and assets of the Corporation legally available to redeem such stock shall be insufficient to redeem all shares of Preferred Stock then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed (together with any other shares of Preferred Stock then scheduled to be redeemed) at the earliest date upon which the Corporation lawfully has funds available to continue redemption of such unredeemed shares, to the full extent of legally available funds of the Corporation at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed.
Shares of Preferred Stock that are subject to redemption hereunder but that have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Preferred Stock until such shares have been converted or redeemed.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

8. Stockholders’ Deficit
Common stock
Common stock reserved for future issuance was as follows at December 31, 2007:

Series A preferred stock conversion	8,025,021
Series B preferred stock conversion	12,951,843
Preferred stock warrants issued and outstanding	391,730
Options outstanding to purchase common stock	7,505,337
Options to purchase common stock available for future issuance	1,211,056

Total common stock reserved for future issuance	30,084,987

2005 Incentive and Non-Statutory Stock Option plan
The Company has reserved 12,707,017 shares of its common stock for issuance under its 2005 Incentive and Non-Statutory Stock Option Plan (the “Plan”), as amended in August 2006. The Company provides for the granting of stock options to employees and non-employees of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company consultants or board members. Options issued under the Plan are granted at an exercise price of not less than 110% or 85% of the fair market value per share of the common stock, on the grant date as determined by the board of directors. Stock options vest ratably over periods determined by the board of directors, generally 4 years, and expire no later than 10 years from the date of grant. Options generally vest at 25% on the first anniversary of the grant and monthly over the next 36 months. In the event of voluntary or involuntary termination of employment with the Company for any reason, with or without cause, all unvested options are forfeited and all vested options must be exercised within a 60-day period or they are forfeited. A summary of the status of the plan as of December 31, 2007 and 2006 and changes during the years then ended is as follows:

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

     8. Stockholders’ Deficit (continued)
2005 Incentive and Non-Statutory Stock Option plan (continued)

		Options Outstanding
	Shares		Weighted Average
	Available		Exercise Price Per
	For Grant	Shares	Share
Balance, December 31, 2005	6,467,401	880,000	$0.005
Options granted	(6,196,172)	6,196,172	$0.03
Options exercised	—	(2,748,750)	$0.02
Options cancelled	312,084	(312,084)	$0.01

Balances, December 31, 2006	583,313	4,015,338	$0.02

Additional shares authorized	4,212,950
Options repurchased	75,417		$0.10
Options granted	(4,069,999)	4,069,999	$0.05
Options exercised	—	(458,125)	$0.02
Options cancelled	409,375	(409,375)	$0.02

Balances, December 31, 2007	1,211,056	7,217,837	$0.04

There were 1,543,968 shares of common stock exercised pursuant to stock options that were not vested as of December 31, 2007. These shares are subject to repurchase solely at the option of the Company at the original grant price upon an employee’s termination.
The following table summarizes information about stock options outstanding and exercisable at December 31, 2007:

	Options Outstanding		Options Exercisable
		Weighted
		Average
	Number of	Remaining
Exercise Price	Shares	Contractual	Shares	Exercise Price
Per Share	Outstanding	Life (in Years)	Exercisable	Per Share
$0.01	253,338	7.42	187,504	$0.01
$0.02	1,067,500	8.27	480,625	$0.02
$0.03	2,249,000	9.90	725,519	$0.03
$0.05	3,647,999	9.92	28,000	$0.05

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

8. Stockholders’ Deficit (continued)
2005 Incentive and Non-Statutory Stock Option plan (continued)
During the years ended December 31, 2007 and 2006, the Company granted stock options to employees to purchase 3,892,000 and 6,196,172 shares of common stock with a weighted-average grant date fair value of $0.03 and $0.05 per share, respectively. Employee stock-based compensation recognized in the years ended December 31, 2007 and 2006 in accordance with SFAS123(R) was $61,025 and $55,414, and was recorded in research and development, respectively. No income tax benefit has been recognized relating to share-based compensation expense and no tax benefits have been realized from exercised stock options. As of December 31, 2007, there was total unrecognized compensation costs of $95,962 related to these stock options. These costs are expected to be recognized over a period of approximately 3.9 years.
The following assumptions were used for each respective period to calculate the weighted average fair value of each option award on the date of grant using the Black-Scholes option pricing model:

	2007	2006
Volatility	48.29%	69.2%
Expected life (in years)	6.08	6.08
Risk-free interest rate	3.42% - 4.75%	4.70%
Dividend yield	0%	0%
The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (“SAB”) No. 107, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility assumptions for the Company’s stock options for the years ended December 31, 2007 and 2006 were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. Prior to the adoption of SFAS 123(R), the Company accounted for forfeitures as they occurred.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

8. Stockholders’ Deficit (continued)
Non-employee options
For the years ended December 31, 2007 and 2006, the Company recorded share-based compensation expense for options issued to non-employees under the Plan of approximately $38,065 and $5,883, respectively. The fair value of the options granted in 2007 and 2006 was determined using the Black-Scholes option-pricing model with the following assumptions; a volatility rate of 48.3% and 69.2%; an expected term of 10 years; a risk-free interest rate of 4.24% and 4.70% and an expected dividend yield of zero, respectively.
9. Income Taxes
The components of loss before provision for income taxes are as follows:

	2007	2006
United States	$(4,812,957)	$(4,002,265)
International	90,913	92,025

Total	$(4,722,044)	$(3,910,240)

Income tax benefit was comprised of the following (in thousands):

	2007	2006
Current
Federal	$—	$—
State	1,600	1,600
International	—	—
Deferred	1,600	1,600

Federal	—	—
State	—	—
International	—	—

Total provision for income taxes	$1.600	$1.600

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

9. Income Taxes (continued)
The Company’s income tax benefit differs from the amount computed by applying the statutory United States federal income tax rate to loss before taxes as follows:

	2007	2006
Income tax benefit at the federal statutory rate	(34.00)%	(34.00)%
State tax, net of federal benefit	(5.83)%	(5.83)%
R&D credits	(3.43)%	(5.48)%
Permanent items and other	5.54%	0.08%
Change in valuation allowance	37.75%	45.27%

Total provision for income taxes	0.03%	0.04%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets are as follows:

	2007	2006
Deferred tax assets (liabilities)
Net operating loss carryforwards	$3,560,309	$1,688,855
Credits	330,968	367,931
Accrued liabilities and reserves	312,661	309,348
Deferred income	92,273	109,533
Fixed assets and intangibles basis differences	(13,745)	(8,773)
Others	2,010	544
Valuation allowance	(4,284,476)	(2,467,438)

Net deferred tax asset (liability)	$—	$—

The Company has provided a full valuation allowance against its U.S. deferred tax assets, the majority of which relates to net operating loss carryforwards, since it is more likely than not that these future benefits will not be realized.
At December 31, 2007, the Company had federal and state net operating loss carryforwards of approximately $8,900,000 and $8,800,000 million, respectively. These net operating carryforwards will expire in varying amounts through 2027. The Company also has federal and California research and development credit carryforwards of $176,000 and $157,000, respectively.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

9. Income Taxes (continued)
The Company adopted the provisions of FIN 48 on January 1, 2007. The Company did not recognize any change to accumulated deficit as of the adoption date. A reconciliation of the beginning and ending amount of the consolidated liability for unrecognized income tax benefits for the year ended December 31, 2007 is as follows:

Balance at December 31, 2006	$359,000
Tax positions related to current year Additions	129,000
Tax positions related to prior years Additions	—

Balance as of December 31, 2007	$488,000

The resolution of these uncertainties will impact the Company’s deferred tax asset carryforwards. While it is expected that the amount of unrecognized tax benefits will change in the next 12 months, the Company does not expect this change to have a material impact on its financial statements. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense.
10. Operating Lease
In 2007, the Company leased a facility in Santa Clara, California for its headquarters. The lease expires in January 2008. The future minimum lease obligation in 2008 is $16,643. The Company’s rental expense under its operating leases was $260,996 and $145,359 for the years ended December 31, 2007 and 2006, respectively. The Company entered into a new lease agreement subsequent to year end, see Note 12 for further discussion.
11. Litigation
The Company is subject to certain routine legal proceedings, as well as demands, and claims that arise in the normal course of its business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type, except for the items mentioned below, (either alone or combined) will not materially affect its financial position, results of operations or liquidity.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

12. Retirement Plan
The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code. The Plan allows eligible employees to defer a portion of their compensation. Such deferrals accumulate on a tax-deferred basis until the employee withdraws the funds. The Company at its option may match a portion of the employees’ contribution. No Company matching contributions were made for the years ended December 31, 2007 and 2006.
13. Subsequent Events
Effective February 2008, the Company signed a new lease agreement and moved its headquarters to Sunnyvale, California. The monthly rent installment is $23,955 with a lease term of 3 years. The future minimum lease obligation in 2008 is $263,508; 2009 is $289,001; 2010 is $309,659 and 2011 is $25,960.
In May 2008, the Company amended the convertible note purchase agreement for the amount of $1,505,000, which includes the conversion of the secured convertible promissory notes. The $1,505,000 raised in March 2007 was converted into the Company’s Series B preferred stock at a price of $0.27 per share. The Company also issued 5,574,070 shares of Series B preferred stock to the holders of the notes for proceeds of $1,502,016; net of issuance costs $2,984. The Company also issued warrants to the existing Series B preferred stockholders to purchase 674,588 additional shares of the Company’s Series B preferred stock at an exercise price of $0.27 per share, subject to adjustment for stock splits, other dividends and diluting issuances.
In connection with the Series B financing, the Company amended its Articles of Incorporation to increase its authorized shares of preferred stock to 19,184,621 and to increase its authorized shares of common stock to 59,884,621.
In June 2008, the Company entered into a convertible promissory note agreement with ARM Limited and other lenders. The agreement provided an aggregate amount of $3,000,000 in financing for the Company’s working capital needs.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

13. Subsequent Events (continued)
The Company was acquired by Cavium Networks, Inc. on December 23, 2008, a provider of semiconductor products. Total merger consideration was $8.0 million, which consisted of cash consideration of approximately $3.9 million, 338,245 unregistered common shares of Cavium Networks, Inc. valued at approximately $3.1 million and direct acquisition costs of approximately $1.0 million. Additionally, in order to effect the acquisition of the Company, Cavium Networks, Inc. assumed and immediately paid off the Company’s secured convertible promissory notes of approximately $8.9 million, including accrued interest of approximately $0.5 million, as defined in the merger agreement.